EXHIBIT 99


                    STATEMENT OF CHIEF EXECUTIVE OFFICER AND
             CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. ss. 1350

         In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2003 (the "Form 10-Q") of Grayson Bankshares, Inc. (the "Company"), we, Jacky K. Anderson, Chief Executive Officer of the Company, and Blake M. Edwards, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

         (a) the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.



         Date:                         By: /s/ Jacky K. Anderson
              ---------------             -------------------------------------
                                          Jacky K. Anderson
                                          Chief Executive Officer



         Date:                         By: /s/ Blake M. Edwards
              ---------------             -------------------------------------
                                          Blake M. Edwards
                                          Chief Financial Officer